Maine & Maritimes Corporation and Ashford Investments Inc. Strengthen Relationship Through Partial Sale of Maricor Properties Ltd

PRESQUE ISLE, ME -- 07/10/2006 -- Maine & Maritimes Corporation (AMEX: MAM) announced today that it has issued fifty percent ownership interest in its subsidiary, Maricor Properties Ltd ("Maricor Properties"), to Ashford Investments Inc. ("Ashford Investments"). Maricor Properties is an Atlantic Canadian based real estate development and investment firm with properties in Moncton, New Brunswick and Halifax, Nova Scotia. Ashford Investments is a leading Atlantic Canadian real estate development, investment, and property management company headquartered in Moncton, New Brunswick.

In August of 2005, Maricor Properties entered into a joint venture agreement with Ashford Investments, Maricor Ashford Ltd, to further the parties' joint real estate development and investment efforts. According to J. Nick Bayne, President and CEO of Maine and Maritimes Corporation, "During the last year we have spent considerable time jointly evaluating new investments and development opportunities. Through this issuance, our relationship with Ashford is strengthened and our ability to move forward with new investments is enhanced. Over the last year we have developed a very solid working relationship with Ashford, one that is underscored by a sound commitment to similar values and development philosophies."

"This transaction strengthens and highlights our mutual commitment to the economic growth and prosperity of Atlantic Canada," according to Patrick Gillespie, President of Ashford Investments. "Our mutual and continuing commitment to economic progress and sustainability within Atlantic Canada remains a key underpinning of our relationship, efforts, and vision."

Ashford Investments has been involved in a number of significant development projects across Atlantic Canada, including the construction of new public schools through unique public and private partnerships within Nova Scotia. Ashford owns and manages real estate assets within the Maritimes region and is one of the region's leading facilities management firms.

About Maine & Maritimes Corporation: Maine & Maritimes Corporation is the parent company of Maine Public Service Company, a regulated electric transmission and distribution utility; The Maricor Group, and its Canadian subsidiary, The Maricor Group, Canada Ltd, and its U.S. subsidiary The Maricor Group New England, engineering, energy efficiency, asset development and sustainable lifecycle asset management services companies; Maricor Technologies, Inc. a sustainable asset governance and facility performance management software firm; and co-owner of Maricor Properties Ltd, a Canadian real estate development and investment company with Ashford Investments, Inc. MAM's headquarters are in Presque Isle, Maine, and its subsidiaries maintain offices in Moncton and Saint John, New Brunswick, Canada; Halifax, Nova Scotia, Canada; Boston and Hudson, Massachusetts, and Portland, Maine. MAM's corporate website is www.maineandmaritimes.com.

Cautionary Statement Regarding Forward-Looking Information

Except for historical information, all other information provided in this news release consists of "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1935. Although Maine & Maritimes Corporation ("MAM") believes that in making such statements its expectations are based on reasonable assumptions, any such statements involve uncertainties and risks that may cause actual results to differ materially from those projected, anticipated or implied. MAM cautions that there are certain factors that can cause actual results to differ materially from forward-looking information that has been provided, including, without limitation, potential changes in applicable laws and regulations, potential changes in Management, its ability to raise necessary operating and growth capital, increased interest costs, its ability to execute its business plans in a timely and efficient manner, potential costs and difficulties related to integration of potential acquired businesses, the loss of customers and other factors that are more detailed in MAM's filings with the Securities and Exchange Commission.

For Additional Information Contact:

Annette N. Arribas, CTP
Vice President,
Investor and Exchange Relations and Compliance Officer
Tel: 207.760.2402
Toll-free in US and Canada: 877.272.1523
aarribas@maineandmaritimes.com